Exhibit 99.1

PMGC Holdings Inc. Announces Reverse Stock Split to Maintain Nasdaq Listing Compliance

Newport Beach, Calif., March 6, 2025 – PMGC Holdings Inc. (NASDAQ: ELAB) (“PMGC” or the “Company”) today announced that it will effect a 1-for-7 reverse stock split (the “Split”) of its issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), effective at midnight, Eastern time, on March 10, 2025.

Key Details of the Reverse Stock Split:

●	Conversion Ratio: Every 7 shares of issued and outstanding Common Stock will be automatically consolidated into one share, with no further action required from shareholders.

●	Fractional Shares: Shareholders entitled to fractional shares will receive one full share for each fractional portion.

●	Updated Stock Identifier: While the trading symbol for the Common Stock will remain “ELAB,” the Common Stock will be designated a new CUSIP number (73017P201).

●	Equity Adjustments: Outstanding stock awards, options, and the shares reserved for the equity incentive plan will be adjusted proportionally to reflect the Split.

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Warrant Share and Exercise Price Adjustments: Shares of Common Stock underlying outstanding warrants and the exercise price of the outstanding warrants will be adjusted proportionally to reflect this stock split.

Purpose of the Reverse Stock Split:

The reverse stock split is a critical step in ensuring compliance with Nasdaq’s listing requirements, allowing PMGC to maintain its presence on The Nasdaq Capital Market. A continued listing enhances the Company’s visibility, strengthens investor confidence, and positions PMGC for future growth. There is no guarantee the Company will meet the minimum bid price requirement.

Nasdaq Rule Changes and Compliance Considerations:

In line with recent Nasdaq rule changes approved by the U.S. Securities and Exchange Commission (“SEC”) on January 17, 2025, PMGC is implementing the reverse stock split to ensure continued compliance with listing requirements, notably:

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Removal of Stay Period After the Second 180-Day Compliance Period:

Under amended Nasdaq Listing Rule 5815, if an issuer fails to meet the $1.00 minimum bid price after a second 180-day compliance period, a hearing request will no longer delay delisting. The stock will be automatically suspended and moved to the OTC market while any appeal is pending.

●	Limited Reverse Split Allowances:

Under amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), issuers that have conducted a reverse stock split within the past year are ineligible for another compliance period to regain the minimum bid price. Additionally, if a company has performed reverse splits totaling 1-to-250 within two years, it cannot use another compliance period.

●	Accelerated Delisting for Stocks Below $0.10:

Under Nasdaq Listing Rule 5810(c)(3)(A)(iii), stocks trading at or below $0.10 for 10 consecutive business days will be automatically subject to a Nasdaq delisting determination, with no compliance period granted.

These amendments emphasize the importance of maintaining a stable share price above the minimum threshold and reinforce PMGC’s commitment to staying ahead of potential noncompliance issues.

Impact on Shareholders:

●	No Immediate Action Required: Shareholders holding shares through a broker or in street name will see their holdings updated automatically.

●	Certificate Holders: Shareholders with physical certificates can exchange them, if desired, through VStock Transfer, LLC, the transfer agent of the Company, which will provide detailed instructions.

●	Share Value: The reverse split does not impact the overall value of shareholder equity; it only reduces the number of shares outstanding while proportionally adjusting the share price.

Impact on our Common Stock:

Post Split it is anticipated that there will be approximately 577,000 shares of common stock issued and outstanding as of March 10, 2025.

The Company is a Nevada corporation, and pursuant to the Nevada Revised Statutes, shareholder approval is not required to effect the Split since in connection with the Split, the Company’s total number of authorized shares of common stock will also be decreased at the same ratio (1-for-7) as the issued and outstanding shares of Common Stock.

For additional information, please refer to PMGC’s full Form 8-K filing available on the SEC’s website or contact PMGC directly at IR@pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:
IR@pmgcholdings.com

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